Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 19, 2025, with respect to the consolidated financial statements of Track Group, Inc. included in the Annual Report on Form 10-K for the years ended September 30, 2025 and 2024, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Eide Bailly LLP

Denver, Colorado

June 24, 2026